Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-1 No. 333-262940) of Codere Online Luxembourg, S.A. and in the related Prospectus of our report dated April 29, 2022, with respect to the consolidated and combined carve-out financial statements of Codere Online Luxembourg, S.A. (formerly denominated Codere Online Business) included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young, S.L.

Madrid, Spain

April 29, 2022